                                                                   Exhibit 10.19

                    UNITED STATES DEPARTMENT OF THE INTERIOR

                            BUREAU OF LAND MANAGEMENT
                              Wyoming State Office
                                  P.O. Box 1828
                          Cheyenne, Wyoming 82003-1828

                                                           In Reply Refer

                                                           3453
                                                           WYW0313773
                                                           WYW78631
                                                           WYW124783
                                                           (921MLove)
                                                           Phone No.: 307-______
                                                           Fax No.: 307-______

                                 D E C I S I O N

RAG Wyoming Land Company                        :
Attn:  Steve Youngbauer                         :              Federal Coal
P.O. Box 3039                                   :            Eagle Butte Mine
Gillette, WY 82717-3039                         :

                Qualifications Accepted; Name Changes Recognized;
            Logical Mining Unit Modified; Bonds and Riders Accepted;
                  Final Bonus Payment Verified; Rider Returned;
                         Periods of Liability Terminated

On August 5, 1999, and October 12, 1999, we received documents evidencing the merger of Cyprus Amax Coal Company into RAG American Coal Company with RAG
American Coal Company as the surviving entity, along with documentation of the name change from Amax Land Company to RAG Wyoming Land Company. Additionally, we
received qualifications statements for RAG American Coal Company and RAG Wyoming
Land Company.

On August 20, 1999, we received replacement bonds, with RAG Wyoming Land Company as principal, to provide coverage for Federal coal leases WYW0313773 and
WYW78631 included in the Eagle Butte Mine Logical Mining Unit (LMU). The limits shared by the sureties are shown below:

                                                                      Liability
  Lease #               Surety Name                  Surety Bond #      Limit
  -------               -----------                  -------------    ---------
WYW0313773  National Union Fire Insurance Insurance
            Co. of Pittsburgh                        210067-073       $159,000

                                                                               2

            St. Paul Fire and Marine Insurance
            Company                                  KA2990-073       $159,000

            Travelers Casualty and Surety Company    103198931-073    $159,000

WYW78631    National Union Fire Insurance Insurance
            Co. of Pittsburgh                        210067-066       $1,200,333

            St. Paul Fire and Marine Insurance
            Company                                  KA2990-066       $1,200,333

            Travelers Casualty and Surety Company    103198931-066    $1,200,333

On October 12, 1999, we received a rider to the above-described replacement bond for Federal coal lease WYW0313773 which extends coverage of the bond to cover any and all liabilities that may be outstanding on Bond Number 9278308, with
AMAX Land Company as principal, and National Fire Insurance Company of Hartford as surety.

We also received on October 12, 1999, a rider to the above-described replacement bond for Federal coal lease WYW78631 which extends coverage of the bond to cover any and all liabilities that may be outstanding on Bond Number 158601710
(formerly bond number BND2248737) with National Fire Insurance Company of
Hartford as surety. (Note: Previously, on November 16, 1998, we received a rider to 158601710 which increased the bond amount to $3,601,000. By this decision that rider is being accepted effective November 16, 1998.)

Federal coal lease WYW124783, also part of the Eagle Butte Mine, but not included in the LMU, is currently covered by bond numbers JP1298 ($5,000 lease)
and JP1297 ($3,694,080 deferred bonus) with St. Paul Fire and Marine Insurance
Company as surety. On August 20, 1999, we received riders to these bonds which add two additional sureties/numbers and change the name of the principal from
AMAX Land Company to RAG Wyoming Land Company. We have verified with the
Minerals Management Service that the final deferred bonus payment for Federal coal lease WYW124783, due August 1, 1999, has been paid; therefore, the period of liability under Bond Number JP1297 is terminated. The rider supplied for Bond
Number JP1297 is returned without acceptance to RAG American Coal Company attached to Ms. Eva Schrum's copy of this decision. The surety/bond number changes to the $5,000 lease bond for Federal lease WYW124783 are shown below:

                        Surety Name              Surety Bond Number
                        -----------              ------------------
       St. Paul Fire and
       Marine Insurance Company               KA2990-021 (formerly JP1298)

                                                                               3

       National Union Fire Insurance
       Insurance Co. of Pittsburgh                     210067-021

       Travelers Casualty and
       Surety Company                                103198931-021

The merger documents, qualifications statements, replacement bonds, and riders have been examined, found satisfactory, and are accepted effective October 12,
1999.

The periods of liability under Bond Numbers 9278308 and 158601710, with National
Fire Insurance Company of Hartford as surety, and AMAX Land Company as principal, are hereby terminated effective October 12, 1999, the acceptance date of the replacement bonds.

The records of this office have been changed to reflect that the lessee of record for Federal coal leases WYW0313773, WYW78631, and WYW124783 is RAG
Wyoming Land Company.

Additionally, RAG Wyoming Land Company has requested that the Eagle Butte Mine
LMU be modified to change the unit operator from AMAX Land Company to RAG
Wyoming Land Company. The LMU is hereby modified to reflect that RAG Wyoming
Land Company is the operator and will be responsible for operations under the
LMU in accordance with the LMU approval document.

If you have any questions concerning this decision, please contact Mavis Love in the Minerals and Lands Authorization Group at 307-775-6258.

                                                /s/ Pamela J. Lewis
                                                Pamela J. Lewis
                                                Chief, Leasable Minerals Section

cc:
RAG American Coal Company, Attn:  Eva Schrum, 9100 East Mineral Circle,
     Englewood, CO 80112-3401 w/rider to Bond #KA2990-025 (formerly JP1297)
National Union Fire Insurance Company of Pittsburgh, PA, c/o Patricia Thurmond,
     Attorney-in-Fact, 70 Pine Street, New York, NY 10270
St.  Paul Fire and Marine Insurance Company, c/o Patricia Thurmond,
     Attorney-in-Fact, 385 Washington St., St. Paul, MN 55102
Travelers Casualty and Surety Company, c/o Patricia Thurmond, Attorney-in-Fact,
     One Tower Square, Hartford, CT 06183
National Fire Insurance Company of Hartford, c/o Joan Bagnall, Attorney-in-Fact,
     CNA Plaza, Chicago, IL 60685
Mr. Olen Harvey, CNA Surety, 950 Echo Lane, Suite #250, Houston, TX 77024
MMS, Royalty Management Program, Reporting & Valuation Division, Solid Minerals
     Reporting Staff, P.O. Box 5760, MS3153, Denver, CO 80217

                                                                               4

FM, Casper
Eagle Butte LMU File WYW133406
Qualifications Files

Form 3400-12             UNITED STATES                Serial Number WYW124783
(April 1986)      DEPARTMENT OF THE INTERIOR       Book 1366 of Photos, Page 664
                   BUREAU OF LAND MANAGEMENT

                           COAL LEASE

PART I: LEASE RIGHTS GRANTED

This lease, entered into by and between the UNITED STATES OF AMERICA, hereinafter called lessor, through the Bureau of Land Management, and (Name and
Address)

                  AMAX Land Company
                  P.O. Box 3039
                  Gillette, WY 82717-3039

hereinafter called lessee, is effective (date) August 1, 1995, for a period of
20 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of the
20th lease year and each 10-year period thereafter.

Sec. 1. This lease is issued pursuant and subject to the terms and provisions of the:

     [X]  Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as
          amended, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act;

     [ ]  Mineral Leasing Act for Acquired Lands, Act of August 7, 1947, 61
          Stat. 913, 30 U.S.C. 351-359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any bonuses, rents, and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants and leases to lessee the exclusive right and privilege to drill for, mine, extract, remove, or otherwise process and dispose of the coal deposits in, upon, or under the following described lands:

         T. 51 N., R. 72 W., 6th P.M., Campbell County, Wyoming
         ------------------------------------------------------
              Sec. 28: Lot 13(W2);
                   33: Lots 1 thru 4, 5(E2),
                       6 thru 11, 12(E2),
                       and 14 thru 16;

              Sec. 34: Lots 3 thru 6, and
                       9 thru 16.

containing 1059.175 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.

                                                                               2

PART II: TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE - Lessee shall pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate of $3/Acre for each lease year.

(b) RENTAL CREDITS - Rental shall not be credited against either production or advance royalties for any year.

Sec. 2. (a) PRODUCTION ROYALTIES - The royalty shall be * percent of the value of the coal as set forth in the regulations. Royalties are due to lessor the final day of the month succeeding the calendar month in which the royalty obligation accrues.

(b) ADVANCE ROYALTIES - Upon request by the lessee, the authorized officer may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty shall be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

Sec. 3. BONDS - Lessee shall maintain in the proper office a lease bond in the amount of $**. The authorized officer may require an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE - This lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension. Lessee's failure to produce coal in commercial quantities at the end of 10 years shall terminate the lease. Lessee shall submit an operation and reclamation plan pursuant to Section 7 of the Act not later than 3 years after lease issuance.

The lessor reserves the power to assent to or order the suspension of the terms and conditions of this lease in accordance with, inter alia, Section 39 of the
Mineral Leasing Act, 30 U.S.C. 209.

Sec. 5. LOGICAL MINING UNIT (LMU) - Either upon approval by the lessor of the lessee's application or at the direction of the lessor, this lease shall become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulations established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to

-----------
*    12 1/2 per cent for coal produced by strip or augur methods and 8 per cent for coal produced by underground mining methods.

**   See Decision dated Jul 31, '95.

                                                                               3

the LMU. If the LMU of which this lease is a part is dissolved, the lease shall then be subject to the lease terms which would have been applied if the lease had not been included in an LMU.

Sec. 6. DOCUMENTS, EVIDENCE AND INSPECTION - At such times and in such form as lessor may prescribe, lessee shall furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee shall keep open at all reasonable times for the inspection of any duly authorized officer of lessor, the leased premises and all surface and underground improvements, works, machinery, ore stockpiles, equipment, and all books, accounts, maps, and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee shall allow lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section shall be closed to inspection by the public in accordance with the Freedom of
Information Act (5 U.S.C. 552).

Sec. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS - Lessee shall comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee shall not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area shall be submitted to the authorized officer.

Lessee shall carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposits not leased hereunder, and to other land uses or users. Lessee shall take measures deemed necessary by lessor to accomplish the intent of this lease term.
Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations, and specification of interim and final reclamation procedures. Lessor reserves to itself the right to lease, sell, or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for mineral deposits not covered hereunder and approving easements or rights-of-way. Lessor shall condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 8. PROTECTION OF DIVERSE INTERESTS, AND EQUAL OPPORTUNITY - Lessee shall:
pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices;
restrict the workday to not more than 8 hours in any one day for underground workers, except in emergencies; and take measures necessary to protect

                                                                               4

the health and safety of the public. No person under the age of 16 years shall be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in this paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September
24, 1965, as amended, and the rules, regulations, and relevant orders of the
Secretary of Labor. Neither lessee nor lessee's subcontractors shall maintain segregated facilities.

Sec. 9. (a) TRANSFERS

     [X]  This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

     [ ]  This lease may be transferred in whole or in part to another public body or to a person who will mine the coal on behalf of, and for the use of, the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

     [ ]  This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

Transfers of record title, working or royalty interest must be approved in accordance with the regulations.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee shall be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 10. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such time as all portions of this lease are returned to lessor, lessee shall deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee shall remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the authorized officer. Any such structures, machinery, equipment, tools, and materials remaining on the leased lands beyond 180 days, or approved extension thereof, shall become the property of the lessor, but lessee shall either remove any or all such property or shall continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor shall waive the requirement for removal, provided the third parties do not object to such waiver. Lessee shall, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations, reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT - If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the

                                                                               5

noncompliance continues for 30 days after written notice thereof, this lease shall be subject to cancellation by the lessor only by judicial proceedings.
This provision shall not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver shall not prevent later cancellation for the same default occurring at any other time.

Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST - Each obligation of this lease shall extend to and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION - Lessee shall indemnify and hold harmless the United
States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Clean Water Act (33
U.S.C. 1252 et seq.), the Clean Air Act (42 U.S.C. 4274, et seq.), and to all
other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining Control and Reclamation Act of
1977 (30 U.S.C. 1201 et seq.).

Sec. 15. SPECIAL STIPULATIONS - In addition to observing the general obligations and standards of performance set out in the current regulations, the lessee shall comply with and be bound by the following stipulations. These stipulations are also imposed upon the lessee's agents and employees. The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of the lease. The lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the lessor and the lessee at any time to adjust to changed conditions or to correct an oversight.

(a) CULTURAL RESOURCES

(1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the Authorized Officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the Authorized Officer of the surface managing agency
(BLM, if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Assistant Director of the Western Support Center of the Office
of Surface Mining, the Authorized Officer of the BLM, if activities are associated with coal exploration outside an approved mining permit area
(hereinafter called Authorized Officer), and the Authorized Officer of the
surface managing agency, if different. The lessee shall undertake measures, in accordance with instructions from the Assistant Director, or Authorized Officer, to protect cultural resources on the leased lands. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the
Assistant Director or Authorized Officer.

                                                                               6

(2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation plan or exploration plan.

(3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

(4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Assistant Director or Authorized Officer, or the Authorized Officer of the surface managing agency, if the Assistant Director is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Assistant Director or
Authorized Officer. Within two (2) working days of notification, the Assistant
Director or Authorized Officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing agency unless otherwise specified by the Authorized Officer of the BLM or of the surface managing agency, if different.

(5) All cultural resources shall remain under the jurisdiction of the United
States until ownership is determined under applicable law.

(b) PALEONTOLOGICAL RESOURCES - If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during any mining operations, the find will be reported to the Authorized Officer immediately. Mining operations will be suspended within 250 feet of said find.
An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the
Authorized Officer. The lessee will bear the cost of any required paleontological appraisals, surface collection of fossils, or salvage of any large conspicuous fossils of significant scientific interest discovered during the operations.

(c) MULTIPLE MINERAL DEVELOPMENT - Operations will not be approved which, in the opinion of the Authorized Officer, would unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to this one for the same lands.

(d) OIL AND GAS/COAL RESOURCES - The BLM realizes that coal mining operations conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as Federal oil and gas leases issued in a Federal coal lease area may inhibit coal recovery. BLM retains the authority to alter and/or modify the resource recovery and protection plans for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

(e) RESOURCE RECOVERY AND PROTECTION - Any bypass of Federal coal determined to be economically recoverable must have the written approval of the Authorized
Officer of the BLM in the form of an approved modification to the Resource
Recovery and Protection Plan (R2P2) prior to the Federal coal being bypassed.
(43 CFR 3482.2(c)(2)) Failure to comply with

                                                                               7

this requirement shall result in the issuance of a Notice of Noncompliance by the Authorized Officer. The Notice of Noncompliance will include the amount of damages to be assessed for the unauthorized bypass of Federal coal as determined by the Authorized Officer. The amount of damages, at a minimum, will be the amount of royalty to be assessed as determined by the Authorized Officer to compensate the Federal government for the unauthorized bypassed Federal coal.

(f) PUBLIC LAND SURVEY PROTECTION - The lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the
United States." The survey will be recorded in the appropriate county records, with a copy sent to the Authorized Officer.

(g) COAL RESOURCES ADJACENT TO U.S. HIGHWAY 14-16 - The lessee is required to recover all coal that is economically, legally, and administratively recoverable east of the center line of U.S. Highway 14-16 within the boundaries of the lease.

                                                   Book 1366 of Photos, Page 669

                                                    THE UNITED STATES OF AMERICA

Amax Land Company                             By  /s/ Alan R. Pierson
-------------------------------------         ----------------------------------
Company or Lessee Name

/s/                                           Alan R. Pierson
-------------------------------------         ----------------------------------
        (Signature of Lessee)                          (Signing Officer)

Vice President                                State Director
-------------------------------------         ----------------------------------
              (Title)                                       (Title)

May 23, 1995                                  July 31, 1995
-------------------------------------         ----------------------------------
              (Date)                                         (Date)

Title 18 U.S.C. Section 1001, makes it a crime for any person knowingly and willfully to make to any department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

This form does not constitute an information collection as defined by 44 U.S.C.
3502 and therefore does not require OMB approval.

STATE OF WYOMING  )
                  )      ss.
CAMPBELL COUNTY   )

Filed for record this 2nd day of February A.D. 1996 at 4:04 o'clock P.M. and recorded in Book 1366 of Photos on page 664-669, Fees $16.00

     /s / Susan Saunders                         By  /s/ Diane Hackett
     ------------------------------              -------------------------------
     Susan Saunders                              Deputy Diane Hackett

Fees $16.00
Recorded
Abstracted
Indexed
Checked